UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2006

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD	21030
(Address of principal executive offices)	(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement

On November 21, 2006, the Company, Detroit Stoker Company, a Michigan corporation and wholly owned subsidiary of the Company (“DSC”), DSC Services Inc., a newly formed corporation affiliated with a private investment group (“Merger Parent”), and Bram Acquisition Corp., a newly formed Michigan corporation and wholly owned subsidiary of Merger Parent (“Merger Sub”), signed an agreement and plan of merger dated as of November 21, 2006 (the “Merger Agreement”).  Pursuant to the Merger Agreement, DSC will merge with and into Merger Sub, with DSC being the surviving corporation.  Following consummation of the merger, the surviving corporation will be a wholly owned subsidiary of Merger Parent.  The aggregate merger consideration will be $22.4 million, which is payable $17.4 million in cash at the closing; and by Merger Parent issuing to the Company at closing a $5 million promissory note; provided, however, that if the merger is consummated on or prior to December 31, 2006, the merger consideration shall be reduced by $200,000 to $22.2 million with a corresponding reduction in the cash portion thereof.  In addition, at the closing, an individual who is a principal of the affiliated private investment group (the “Guarantor”) will enter into a guaranty in favor of the Company, pursuant to which he will personally guarantee 55% of the Merger Parent’s payment obligations from time to time outstanding under the promissory note.

The consummation of the merger is subject to satisfaction of certain customary conditions precedent, including financing.  If the merger does not close by March 31, 2007, either the Company or Merger Parent may terminate the Merger Agreement upon written notice to the other.  If the merger does not close by March 31, 2007 as a result of Merger Parent failing to fulfill any of its closing conditions under the Merger Agreement, including obtaining the requisite financing, with the Company having satisfied its conditions precedent to closing under the Merger Agreement, the Company may terminate the Merger Agreement upon written notice to Merger Parent.  If the Company so terminates in accordance with the foregoing, Merger Parent will be required to pay to the Company a termination fee in the amount of $500,000. Payment of the termination fee has been guarantied by the Guarantor. Under terms of the Merger Agreement, the surviving corporation will retain all of DSC’s assets and liabilities, except for certain pension assets and liabilities related to retired non-union employees.

The $5 million promissory note will be due 6 years after issuance, with principal payable in equal quarterly installments, commencing June 30, 2007 (assuming a closing on or before March 31, 2007), with the outstanding principal and interest due and owing on the maturity date, and bearing interest at a per annum rate equal to the prime rate announced from time to time by SunTrust Bank plus one percent (1%), and payable quarterly in arrears commencing June 30, 2007 (assuming a closing on or before March 31, 2007).  The promissory note will be subject to acceleration upon the occurrence of certain events, including, without limitation, a sale of the surviving corporation other than as permitted in the Merger Agreement or the failure of Merger Parent or the surviving corporation to make timely deposits into the escrow account in accordance with the Merger Agreement.  In the event that the Fairness In Asbestos Injury Resolution Act of 2005 or similar federal legislation (“FAIR Act”) is enacted within three years following the closing and the aggregate amount of Merger Parent’s and the surviving corporation’s funding obligations thereunder is less than $5 million, the merger consideration is subject to increase by up to an additional $5 million (less fees and expenses of up to $100,000 and the actual amount of the surviving corporation’s funding obligations under the FAIR Act).

The increased merger consideration would be payable in cash or by an increase in the principal amount of the $5 million promissory note and would result in additional gain on the merger.

Pursuant to the Merger Agreement, Merger Parent and the surviving corporation agreed to indemnify the Company for, among other things, any asbestos-related litigation liabilities, including, without limitation, any asbestos liabilities arising from DSC’s operation as a division of the Company and the Company’s own operations in connection with DCS’s business.  To secure these indemnity obligations, at closing, Merger Parent will establish the escrow account in an amount equal to $3 million.  Following the closing, Merger Parent and the surviving corporation will be required to continue to fund the escrow account on a quarterly basis in an amount equal to the greater of (A) 40% of the surviving corporation’s available cash flow for such calendar quarter and (B) $125,000, for a period not to exceed ten years up to a maximum amount of $20 million.  Following the fifth anniversary of the closing, if a qualified third party expert in evaluating asbestos liabilities determines that the aggregate amount of the asbestos-related liability of the surviving corporation is less than the amount then on deposit in the escrow account, the amount of such difference (minus any unresolved indemnity claims) will be released to Merger Parent and thereafter neither Merger Parent nor the surviving corporation will have any further obligation to fund the escrow account, unless it is subsequently determined that the funds on deposit in the escrow account are less than the aggregate asbestos-related liability of the surviving corporation.  If the FAIR Act (or similar federal legislation) is enacted (i) within three years following the closing and Merger Parent’s and the surviving corporation’s aggregate funding obligations thereunder are more than $5 million or (ii) between three and ten years following the closing, and in either case Merger Parent’s and the surviving corporation’s aggregate funding obligations are less than the amount then on deposit in the escrow account, the amount of such difference (minus any unresolved indemnity claims) will be released to Merger Parent and the remaining balance will be held in escrow until the surviving corporation is required to satisfy its trust funding obligations under the FAIR Act.

The foregoing description of the agreement and plan of merger is not complete and is qualified in its entirety by reference to the full text of the merger agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release issued by the Company on November 22, 2006 with respect to the agreement and plan of merger is filed as Exhibit 99.1 to this Current Report on this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

10.1	Agreement and Plan of Merger dated as of November 21, 2006 by and between DSC Services Inc., Bram Acquisition Corp., United Industrial Corporation and Detroit Stoker Company.

99.1	Press release issued by United Industrial Corporation, dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer and
Vice President

Date: November 22, 2006